   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 25, 1999
                                                      REGISTRATION NO. 333-69261
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 5
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                INTRAWARE, INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                          7375                  68-0389976
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

                           --------------------------

                                 25 ORINDA WAY
                                ORINDA, CA 94563
                                 (925) 253-4500

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                           --------------------------

                                 PETER JACKSON
                            CHIEF EXECUTIVE OFFICER
                                 25 ORINDA WAY
                                ORINDA, CA 94563
                                 (925) 253-4500

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

            DAVID J. SEGRE                          STEVEN M. SPURLOCK
           ADAM R. DOLINKO                          WILLIAM A. HOLMES
            LINDA M. CUNY                             KEVIN A. LUCAS
           DAVID R. BOWMAN                       Gunderson Dettmer Stough
   Wilson Sonsini Goodrich & Rosati        Villeneuve Franklin & Hachigian, LLP
       Professional Corporation                   155 Constitution Drive
          650 Page Mill Road                   Menlo Park, California 94025
     Palo Alto, California 94304                      (650) 321-2400
            (650) 493-9300

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
                           --------------------------

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Intraware in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

SEC registration fee..........................................  $    19,182
NASD filing fee...............................................        7,400
Nasdaq National Market listing fee............................      150,000
Printing and engraving costs..................................      250,000
Legal fees and expenses.......................................      350,000
Accounting fees and expenses..................................      175,000
Blue Sky fees and expenses....................................       10,000
Transfer Agent and Registrar fees.............................       10,000
Miscellaneous expenses........................................       28,418
                                                                -----------
Total.........................................................  $ 1,000,000
                                                                -----------
                                                                -----------

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

    Article IX of the Registrant's Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

    Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

    The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

    The Underwriting Agreement (Exhibit 1.1 hereto) provides for indemnification by the Underwriters of the registrant and its executive officers and directors, and by the registrant of the underwriters for certain liabilities, including liabilities arising under the Securities Act, in connection with matters specifically provided in writing by the Underwriters for inclusion in the Registration Statement.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    During the past three years, the Registrant has issued unregistered securities to a limited number of persons as described below:

        (a) In September 1996, Registrant issued and sold an aggregate of 5,250,000 shares of common stock to the founding officers and directors of the Registrant for an aggregate purchase price of $26,250.

        (b) In September 1996, Registrant issued and sold an aggregate of 1,500,000 shares of Series A preferred stock (convertible into 3,000,000 shares of common stock upon consummation of the two-for-one stock split) to 21 investors for $1.00 per share or an aggregate of $1,500,000. The foregoing purchases and sales were exempt from registration under the Securities Act pursuant to Section 4(2) thereof on the basis that the transaction did not involve a public offering.

        (c) In June 1997 and July 1997, Registrant issued and sold an aggregate of 1,650,999 shares of Series B preferred stock (convertible into 3,301,998 shares of common stock upon consummation of the two-for-one stock split) to a total of 26 investors for $1.60 per share, or an aggregate of $2,641,600. The foregoing purchases and sales were exempt from registration under the Securities Act pursuant to Section 4(2) thereof on the basis that the transaction did not involve a public offering.

        (d) In December 1997, Registrant issued and sold an aggregate of 666,667 shares of Series C preferred stock, (convertible into 1,333,334 shares of common stock upon consummation of the two-for-one stock split) to Entities Associated with Kleiner Perkins Caufield & Byers for $2.25 per share, or an aggregate of $1,500,000.75. The foregoing purchases and sales were exempt from registration under the Securities Act pursuant to Section 4(2) thereof on the basis that the transaction did not involve a public offering.

        (e) In April 1998 Registrant issued and sold an aggregate of 2,122,149 shares of Series D preferred stock (convertible into 4,244,298 shares of common stock upon consummation of the two-for-one stock split) for $5.35 per share, or an aggregate of $11,300,003. The foregoing purchases and sales were exempt from registration under the Securities Act pursuant to Section 4(2) thereof on the basis that the transaction did not involve a public offering.

        (f) As of November 30, 1998, an aggregate of 1,679,550 shares of common stock had been issued upon exercise of options under the Registrant's 1996 Stock Option Plan. Except as indicated above, none of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and the Registrant believes that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof, Regulation D promulgated thereunder or Rule 701 pursuant to compensatory benefit plans and contracts relating to compensation as provided under such Rule 701. The recipients in such transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients had adequate access, through their relationships with the Registrant, to information about the Registrant.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (A) EXHIBITS


 EXHIBIT
  NUMBER
----------
   1.1**    Form of Underwriting Agreement.
   3.1**    Restated Certificate of Incorporation of the Registrant to be in effect after the closing of the offering made under this Registration Statement.
   3.2**    Restated Bylaws of the Registrant to be in effect after the closing of the offering made under this
            Registration Statement.
   4.1**    Specimen Common Stock Certificate.
   5.1**    Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
  10.1**    Form of Indemnification Agreement between the Registrant and each of its directors and officers.
  10.2**    1996 Stock Option Plan (as amended on December 17, 1998) and form of agreements thereunder.
  10.3**    1998 Employee Stock Purchase Plan and form of agreements thereunder.
  10.4**    1998 Director Option Plan and form of agreements thereunder.
  10.5**    Form of Registration and Information Rights Agreement.
  10.6**    Loan Agreement entered into as of July 29, 1998 between the Registrant and Imperial Bank and related
            General Security Agreement and Collateral Assignment as Collateral, Patent Mortgage and Security
            Agreement.
  10.7**    Sleepy Hollow Investment Company Office Lease made August 23, 1996 between Sleepy Hollow Investment
            Company and Intraware, Inc.
  10.8**    First Amendment to the Lease for Intraware, Inc. entered into as of May 5, 1997 by and between the
            Registrant and Sleepy Hollow Investment Company I.
  10.9**    Second Amendment to the Lease for Intraware, Inc. entered into as of March 31, 1998 by and between the
            Registrant and Sleepy Hollow Investment Company I.
  10.10**   Master Lease Agreement dated September 9, 1998 between Comdisco, Inc. and Intraware, Inc.
  10.11**   Addendum and Equipment Schedules to the Master Lease Agreement dated as of September 9, 1998 between
            Intraware, Inc., as Lessee and Comdisco, Inc, as Lessor.
  10.12+**  Services Agreement between Netscape Communications Corporation and Intraware, Inc. entered into as of
            October 1, 1998.
  10.13+**  Netcenter Services Agreement between Netscape Communications Corporation and Intraware, Inc. entered into as of September 3, 1998.
  10.14+**  Amended and Restated Electronic Distribution License Agreement between Netscape Communications
            Corporation and Intraware, Inc. entered into as of March 6, 1997.
  23.1**    Consent of Independent Accountants.
  23.2**    Consent of Counsel (see Exhibit 5.1).
  24.1**    Power of Attorney.
  27.1**    Financial Data Schedules.
  99.1**    Consent of Bluestone Software
  99.2**    Consent of Check Point Software Technologies Ltd.
  99.3**    Consent of Informix Corporation
  99.4**    Consent of Infoseek Corporation
  99.5**    Consent of Sun Microsystems, Inc.
  99.6      Consent of Netscape Communications Corporation
  99.7**    Consent of David R. Klinzman (Longs Drugs)

  99.8**    Consent of Scott M. Langdoc (Raley's Inc.)
  99.9**    Consent of RealNetworks, Inc.


------------------------

+ Certain portions of this exhibit have been granted confidential treatment by the Commission. The omitted portions have been separately filed with the Commission.

*   To be filed by amendment.

**  Previously filed.

    (B) FINANCIAL STATEMENT SCHEDULES

    Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

    The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 5 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ORINDA, STATE OF CALIFORNIA, ON THE 25TH DAY OF FEBRUARY, 1999.


                                INTRAWARE, INC.

                                By              /s/ PETER H. JACKSON
                                     ------------------------------------------
                                                  PETER H. JACKSON
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 5 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED BELOW.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------
                                President, Chief Executive
     /s/ PETER H. JACKSON         Officer and Director
------------------------------    (Principal Executive       February 25, 1999
      (PETER H. JACKSON)          Officer)

                                Executive Vice President
              *                   and Chief Financial
------------------------------    Officer (Principal         February 25, 1999
      (DONALD M. FREED)           Financial Officer)

              *
------------------------------  Director                     February 25, 1999
      (LAURENCE M. BAER)

              *
------------------------------  Director                     February 25, 1999
       (JOHN V. BALEN)

              *
------------------------------  Director                     February 25, 1999
      (MARY ANN BYRNES)

              *
------------------------------  Director                     February 25, 1999
   (CHARLES G. DAVIS, JR.)

              *
------------------------------  Director                     February 25, 1999
      (MARK B. HOFFMAN)

              *
------------------------------  Director                     February 25, 1999
     (RONALD E. F. CODD)

                   /s/ PETER H. JACKSON
           ------------------------------------
                    (PETER H. JACKSON)
* By                 ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


 EXHIBIT
  NUMBER                                                                                                     PAGE
----------                                                                                                 ---------
   1.1**    Form of Underwriting Agreement.
   3.1**    Restated Certificate of Incorporation of the Registrant to be in effect after the closing of the offering made under this Registration Statement.
   3.2**    Restated Bylaws of the Registrant to be in effect after the closing of the offering made under this Registration Statement.
   4.1**    Specimen Common Stock Certificate.
   5.1**    Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
  10.1**    Form of Indemnification Agreement between the Registrant and each of its directors and officers.
  10.2**    1996 Stock Option Plan (as amended on December 17, 1998) and form of agreements thereunder.
  10.3**    1998 Employee Stock Purchase Plan and form of agreements thereunder.
  10.4**    1998 Director Option Plan and form of agreements thereunder.
  10.5**    Form of Registration and Information Rights Agreement.
  10.6**    Loan Agreement entered into as of July 29, 1998 between the Registrant and Imperial Bank and related General Security Agreement and Collateral Assignment as Collateral, Patent Mortgage
            and Security Agreement.
  10.7**    Sleepy Hollow Investment Company Office Lease made August 23, 1996 between Sleepy Hollow
            Investment Company and Intraware, Inc.
  10.8**    First Amendment to the Lease for Intraware, Inc. entered into as of May 5, 1997 by and between the Registrant and Sleepy Hollow Investment Company I.
  10.9**    Second Amendment to the Lease for Intraware, Inc. entered into as of March 31, 1998 by and between the Registrant and Sleepy Hollow Investment Company I.
  10.10**   Master Lease Agreement dated September 9, 1998 between Comdisco, Inc. and Intraware, Inc.
  10.11**   Addendum and Equipment Schedules to the Master Lease Agreement dated as of September 9, 1998 between Intraware, Inc., as Lessee and Comdisco, Inc, as Lessor.
  10.12+**  Services Agreement between Netscape Communications Corporation and Intraware, Inc. entered into as of October 1, 1998.
  10.13+**  Netcenter Services Agreement between Netscape Communications Corporation and Intraware, Inc.
            entered into as of September 3, 1998.
  10.14+**  Amended and Restated Electronic Distribution License Agreement between Netscape
            Communications Corporation and Intraware, Inc. entered into as of March 6, 1997.
  23.1**    Consent of Independent Accountants.
  23.2**    Consent of Counsel (see Exhibit 5.1).
  24.1**    Power of Attorney.
  27.1**    Financial Data Schedules.
  99.1**    Consent of Bluestone Software
  99.2**    Consent of Check Point Software Technologies Ltd.
  99.3**    Consent of Informix Corporation
  99.4**    Consent of Infoseek Corporation
  99.5**    Consent of Sun Microsystems, Inc.
  99.6      Consent of Netscape Communications Corporation
  99.7**    Consent of David R. Klinzman (Longs Drugs)

 EXHIBIT
  NUMBER                                                                                                     PAGE
----------                                                                                                 ---------
  99.8**    Consent of Scott M. Langdoc (Raley's Inc.)
  99.9**    Consent of RealNetworks, Inc.


------------------------

+ Certain portions of this exhibit have been granted confidential treatment by the Commission. The omitted portions have been separately filed with the Commission.

*   To be filed by amendment.

**  Previously filed.